Exhibit 21.1

Assurant List of Subsidiaries

Subsidiary Name	State or Country of Organization
ABIG Holding de Espana, S.L.	Spain

ALOC Holdings ULC	Canada

American Association For Financial Institution Services	Texas

American Bankers Capital, Inc.	Delaware

American Bankers Dominicana S.A.	Dominican Republic

American Bankers Financial Services, LLC	Michigan

American Bankers General Agency, Inc.	Texas

American Bankers Insurance Company of Florida	Florida

American Bankers Insurance Group, Inc.	Florida

American Bankers International Division, Inc	Puerto Rico

American Bankers Life Assurance Company Of Florida	Florida

American Bankers Management Company, Inc.	Florida

American Bankers Sales Corporation, Inc.	Florida

American Memorial Life Insurance Company	South Dakota

American Reliable Insurance Company	Arizona

American Security Insurance Company	Delaware

Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina

Assurant Danos Mexico, S.A.	Mexico

Assurant Deutschland GmbH	Germany

Assurant Group Limited	England

Assurant Holding De Puerto Rico, Inc.	Puerto Rico

Assurant, Inc.	Delaware

Assurant Life of Canada	Canada

Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos

Assurant Seguradora S/A	Brazil

Assurant Services Brasil Ltda	Brazil

Assurant Services Canada, Inc.	Ontario

Assurant Services Denmark A/S	Denmark

Assurant Services Ireland, Ltd.	Ireland

Assurant Servicios De Mexico, S.A. De C.V.	Puerto Rico

Assurant Vida Mexico, S.A.	Puerto Rico

Bankers Atlantic Reinsurance Company	Turks & Caicos

Bankers Insurance Company Limited	England

Bankers Insurance Service Company, Ltd.	England

Bankers Life Assurance Company, Ltd.	England

Caribbean American Insurance Agency Company	Puerto Rico

Caribbean American Life Assurance Company	Puerto Rico

Caribbean American Property Insurance Company	Puerto Rico

Consumer Assist Network Association, Inc.	Delaware

Core, Inc.	Massachusetts

Dental Health Alliance, L.L.C.	Delaware

Denticare of Alabama, Inc.	Alabama

Disability Reinsurance Management Services, Inc.	Delaware

Family Considerations, Inc.	Georgia

FamilySide, Inc.	Canada

Federal Warranty Service Corporation	Illinois

Financial Exchange, Inc.	Texas

Financial Insurance Exchange	Texas

Florida Office Corp.	Delaware

Gala, Inc.	Alabama

GP Legacy Place, Inc.	Delaware

Guardian Investment Services, Inc.	Florida

Guardian Travel, Inc.	Florida

Insureco Adjusters, Inc.	California

Insureco Agency & Insurance Services, Inc.	California

Insureco, Inc.	California

Insureco Services, Inc.	California

Interfinancial, Inc.	Georgia

International Dental Plans, Inc.	Florida

International Financial Group, Inc.	Texas

JA Services, Inc.	Delaware

John Alden Financial Corporation	Delaware

John Alden Life Insurance Company	Wisconsin

John Alden Service Warranty Corporation	Delaware

John Alden Service Warranty Corporation Of Florida	Florida

John Alden Systems Company	Minnesota

MS Diversified Corporation	Mississippi

MS Diversified Life Insuurance Corporation	Mississippi

MS Loan Center, Inc.	Mississippi

National Insurance Agency, Inc.	Florida

National Insurance Institute, LLC	Wisconsin

North Star Marketing Corporation	Ohio

NSM Sales Corporation	Nevada

PAS Financial Group, Inc.	Texas

Quail Roost Properties, Inc.	Florida

Reliable Lloyds Insurance Company	Texas

Roadgard Motor Club, Inc.	Florida

Service Delivery Advantage, LLC	Illinois

SSDC, Corp.	Delaware

Standard Guaranty Insurance Company	Delaware

Sureway, Inc.	Delaware

Time Insurance Company	Wisconsin

UDC Dental California, Inc.	California

UDC Ohio, Inc.	Ohio

Union Security DentalCare of Georgia, Inc.	Georgia

Union Security DentalCare of New Jersey, Inc.	New Jersey

Union Security Insurance Company	Iowa

Union Security Life Insurance Company	Delaware

Union Security Life Insurance Company of New York	New York

United Dental Care of Arizona, Inc.	Arizona

United Dental Care of Colorado Inc.	Colorado

United Dental Care of Michigan Inc.	Michigan

United Dental Care of Missouri, Inc.	Missouri

United Dental Care of New Mexico, Inc.	New Mexico

United Dental Care of Texas, Inc.	Texas

United Dental Care of Utah, Inc.	Utah

United Family Life Insurance Company	Georgia

United Service Protection Corporation	Delaware

United Service Protection, Inc.	Florida

Voyager American Insurance Company, Ltd.	Turks & Caicos

Voyager Group, Inc.	Florida

Voyager Indemnity Insurance Company	Georgia

Voyager Property And Casualty Insurance Company	South Carolina

Voyager Service Programs, Inc.	Florida

Voyager Service Warranties, Inc.	Florida

Washington Security Insurance Company	District of Columbia